Exhibit A

JOINT FILING STATEMENT

     Pursuant to Rule 13d-1(f)(1), we, the undersigned, hereby express our agreement that the attached Schedule 13G is filed on behalf of each of us.

Date:	February 14, 2005

ALFRED E. MANN LIVING TRUST

By:	/s/ ALFRED E. MANN	By:	/s/ ALFRED E. MANN

	Alfred E. Mann		Alfred E. Mann, Trustee

BIOMED PARTNERS, LLC		BIOMED PARTNERS II, LLC

By:	/s/ ALFRED E. MANN	By:	/s/ ALFRED E. MANN

	Alfred E. Mann, Authorized Signatory		Alfred E. Mann, Authorized Signatory

MANNCO, LLC

By:	/s/ ALFRED E. MANN

Alfred E. Mann, Authorized Signatory

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